UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2008

SOUTH TEXAS OIL COMPANY
(Exact name of Registrant as specified in charter)

Nevada	001-33777	74-2949620
(State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification)

300 E Sonterra Blvd, Suite 1220, San Antonio, TX	78258
(Address of principal executive offices)	(Zip Code)

(210) 545-5994 (Telephone)  (210)545-3317 (Fax)
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01	Regulation FD Disclosure.

South Texas Oil Company is furnishing this Current Report on Form 8-K in connection with management’s presentation at the Second Annual Houston Energy Financial Forum to be held in Houston from November 18-20, 2008.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are being furnished as Regulation FD Disclosure to this Current Report on Form 8-K:

Exhibit No.	Exhibit
99.1	Presentation materials to be used by management of South Texas Oil Company
99.2	Press Release, November 18, 2008

This Report on Form 8-K and its exhibits contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, forward-looking statements are identified by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” and similar expressions intended to identify forward-looking statements. Such statements include, without limitation, statements regarding:

•	fluctuations in, oil or gas production or in oil or gas prices;
•	estimates of required capital expenditures;
•	fluctuations in the cost of drilling, completion and oil production or other costs of production and operations;
•	our inability to meet growth projections;
•	our plans and expectations with respect to future acquisitions of oil and gas rights leases;
•	the expected benefits and results from our geophysical research and development efforts;
•	our belief that we will have sufficient liquidity to finance operations through 2009;
•	the amount of cash necessary to operate our business;
•	our ability to raise additional capital when needed;
•	general economic conditions; and
•	the anticipated future financial performance and business operations of our company.

These forward-looking statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2008
South Texas Oil Company

By:  /s/ Michael J. Pawelek

Michael J. Pawelek
Chief Executive Officer